			    Exhibit 10.24

			 AMENDED AND RESTATED
			MASTER PROMISSORY NOTE


	WHEREAS, Ribbons, Inc. executed and delivered to Ameritrust Company National Association ("Ameritrust") a Promissory Grid Note dated June 2, 1986, in the maximum principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Note");

	WHEREAS, as security for the indebtedness evidenced by the Note, Ribbons, Inc. executed a certain Security Agreement in favor of Ameritrust dated May 28, 1985, as amended by an Amendment to Security Agreement dated June 2, 1986 and an Amendment to Security Agreement dated August 5, 1993 (as amended, the "Security Agreement");

	WHEREAS, Buckeye Business Products, Inc. is successor by a series of mergers and name changes to Ribbons, Inc.;

	WHEREAS, PUBCO CORPORATION ("Company") is successor by merger to Buckeye Business Products, Inc. and KEYBANK NATIONAL ASSOCIATION (formerly known as Society National Bank) ("Bank") is successor by merger to Ameritrust; and

	WHEREAS, the business operations of the former Buckeye Business Products, Inc. are currently conducted as a division of Company known as "Buckeye Business Products Inc. (the Buckeye Division)", and separate books and records, including financial records, are maintained therefor.

	NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the Company and Bank hereby mutually agree that the Note shall be amended and restated in its entirety as follows:




$2,500,000.00                               Cleveland, Ohio, ____________, 1996

	Company promises to pay to the order of Bank at any of its offices the principal amount of each Advance, together with interest on the daily principal balance of such Advance at a rate per annum equal to the Interest Rate applicable to such Advance. The principal amount of each Advance shall be due and payable on the Maturity Date applicable to such Advance. Issued and outstanding letters of credit issued by Bank on the account of the Buckeye Division shall not exceed Five Hundred Thousand Dollars ($500,000). Accrued interest on each LIBOR Advance shall be due and payable on the Maturity Date applicable to such Advance. Accrued interest on each Prime Advance shall be due and payable on the first day of each month. During any Event of Default, the daily principal balance of each Advance shall bear interest at a rate per annum equal to the Default Interest Rate. Except during any Event of Default, no LIBOR Advance may be repaid prior to its Maturity Date.

	This note shall serve as a master note to evidence all Advances; provided, however, that the aggregate unpaid principal amount of all Advances shall not at any one time outstanding exceed (a) the amount specified in the Line Facility, or (b) the Borrowing Base, whichever is less. Company shall provide a Borrowing Base Certificate to Bank monthly. In the absence of reasonable evidence established by Company to the contrary, Bank's records as to (a) the principal amount, the Maturity Date, and the Interest Rate applicable to each Advance, and (b) each payment of principal and interest received by Bank applicable to each Advance shall be conclusively deemed to be accurate.

	This note is being executed and delivered as an amendment to and restatement of an existing Promissory Grid Note and dated June 2, 1986, and the execution and delivery of this note shall not constitute a novation and shall not terminate or otherwise affect the first lien and security interest of the Bank in the Buckeye Division's property.

	For each payment of principal or interest not received by Bank when due, the Company agrees to pay Bank a late charge equal to the greater of ten percent (10%) of the amount of the payment or twenty five dollars ($25.00).

	Company waives presentment, demand, notice, protest, and all other demands and notices in connection with delivery, acceptance, performance, default, or enforcement of this note. Any request, demand, or notice by or on behalf of Bank, when delivered or deposited for delivery, postage prepaid, by certified United States mail to Company at Company's address set forth below shall constitute, but shall not preclude other means of, an effective request, demand, or notice. Any request, demand, or notice by or on behalf of Company must be in writing and shall not be effective until delivered to Bank at Bank's address set forth below.

	At the option of Bank during any Event of Default, all Obligations shall become immediately due and payable, Bank may terminate the Line Facility (including, without limitation, any obligation of Bank to make any further Advances), and Bank may apply or setoff any Cash Security against all Obligations, all without any notice to or demand upon Company, in addition to any other rights and remedies Bank may have pursuant to law, this note, or any other instruments or agreements, which rights and remedies shall be cumulative. If during any Event of Default any LIBOR Advance becomes due and payable and is repaid prior to its Maturity Date, Company also promises to reimburse Bank on demand for any resulting loss, cost, or expense incurred by Bank as a result of Company's repayment of such Advance prior to its Maturity Date including, without limitation, any loss incurred in obtaining, liquidating, or employing deposits from third parties, but excluding loss of margin for the period after any such payment. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, there shall be any increase in the cost to Bank of making, funding, maintaining, or allocating capital to any LIBOR Advance, then Company shall, from time to time upon demand by Bank, pay to Bank additional amounts sufficient to compensate Bank for such increased cost. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, it becomes unlawful for Bank to make, fund, or maintain any LIBOR Advance, then Bank's obligation to make, fund, or maintain any LIBOR Advance shall terminate and each affected outstanding LIBOR Advance shall be converted to a Prime Advance on the earlier of the applicable Maturity Date for each such Advance or the date the making, funding, or maintaining of each such Advance becomes unlawful.

	All provisions hereof shall be subject to, governed by, and construed in accordance with Ohio law. Unenforceability of any provision hereof or any application of any provision hereof shall not affect the enforceability of any other provision or application of any provision. Any amendment or waiver hereof or any waiver of any right or remedy otherwise available must be in writing and signed by the party against whom enforcement of the amendment or waiver is sought. After all Obligations evidenced by this note become due and payable, any attorney-at-law is irrevocably authorized to (a) appear for Company in any state or federal court of record, (b) waive the issuance and service of process, all errors, and all rights of appeal and stay of execution, and (c) confess judgment against Company in favor of Bank for the principal balance of this note, the amount of all unpaid accrued interest, the amount of all costs of suit, and the amount of a reasonable attorney's fee. These authorizations shall survive any judgment(s) and any vacation of any judgment(s). Company agrees that the Bank's attorney may confess judgment pursuant to the foregoing warrant of attorney. Company further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from the Bank.

For the purposes of this note:

	"Advance" means any loan advance made by Bank to the Buckeye Division pursuant to the Line Facility;

	"Bank" means KEYBANK NATIONAL ASSOCIATION, a national banking association with its main office located at 127 Public Square, Cleveland, Ohio 44114, and its successors and assigns;

	"Borrowing Base" means an amount not in excess of the sum of the following:

	(a) eighty-five percent (85%) of the amount due and owing on Qualified Accounts Receivable, plus
	(b) the lesser of (1) forty percent (40%) of the cost or market value (whichever is lower) of Company's Qualified Inventory or (2) One Million Dollars ($1,000,000), less
	(c)     balance of outstanding letters of credit, if any;

	"Borrowing Base Certificate" shall mean a certificate, substantially in the form of attached Exhibit A;

	"Business Day" means a day of the year on which banks are not required or authorized to close in Cleveland, Ohio and, if the applicable Business Day relates to any LIBOR Advance, on which dealings are carried on in the London interbank eurodollar market;

	"Company" means the undersigned and its successors and assigns; provided, however, that Company may not assign or otherwise transfer any of its rights under this note without the express written consent of Bank;

	"Cash Security" means any present or future (a) money in the possession of Bank in which the Buckeye Division has or may have any right, title, or interest, (b) Deposit Account maintained with Bank in which the Buckeye Division has or may have any right, title or interest, or (c) Instrument or General Intangible issued or assumed by Bank in which the Buckeye Division has or may have any right, title, or interest;

	"Default Interest Rate" means that floating rate per annum (calculated on the basis of a year of 360 days for the actual number of days elapsed) equal to the greater of three percent (3%) in excess of the Prime Rate, which rate shall be immediately adjusted to correspond with each change in the Prime Rate, or sixteen percent (16%);

	"Deposit Account" shall be defined as set forth in Article 9 of the UCC;

	"Event of Default" means any of the following events or conditions: (a) any Obligation evidenced by this note or the Line Facility is not paid when such Obligation becomes due and payable; (b) any Obligation not evidenced by this note or the Line Facility is not paid when (or within any applicable grace period after) such Obligation becomes due and payable; (c) any material representation, warranty, certification, financial statement, loan application, information, or record made, furnished, or made available to Bank by or on behalf of Company in connection with any Obligation is inaccurate or misleading in any material respect when made, furnished, or made available; (d) any material provision of any documentation evidencing, securing, or otherwise relating to any Obligation is breached; (e) Company (1) is adjudicated by any court in any jurisdiction to be insolvent, (2) ceases, is unable, or admits in writing the inability to generally pay its debts as they become due, (3) makes any general assignment for the benefit of its creditors, (4) applies for or consents to the appointment of or the taking of possession by any receiver, custodian, trustee, liquidator, or similar representative of or for it or of or for any material part of its property, or (5) commences or consents to the commencement of any case or proceeding with respect to it or any material amount of its property pursuant to any Insolvency Law; (f) any case or proceeding pursuant to any Insolvency Law is commenced against or with respect to Company or any material amount of its property without its consent which is not dismissed or stayed within 30 days after its commencement; (g) any judgment, attachment, execution, or similar process aggregating in excess of $1,000,000 is rendered, issued, or levied against Company or any material amount of its property and is not fully satisfied, released, vacated, or bonded within 30 days after its rendering, issue, or levy; and (h) Company ceases to maintain separate books and records, including financial records, for the Buckeye Division.

	"General Intangible" shall be defined as set forth in Article 9 of the UCC;

	"Insolvency Law" means any reorganization, arrangement, composition, or readjustment of debts, bankruptcy, insolvency, dissolution, liquidation, receivership, trusteeship, or similar law of any state or the United
States;

	"Instrument" shall be defined as set forth in Article 9 of the UCC;

	"Interest Rate" means (a) as to any Prime Advance, that floating rate per annum (calculated on the basis of a year of 360 days for the actual number of days elapsed) equal to the Prime Rate, which rate shall be immediately adjusted to correspond with each change in the Prime Rate, and (b) as to any LIBOR Advance, that fixed rate per annum (calculated on the basis of a year of 360 days for the actual number of days elapsed) equal to two percent (2%) in excess of the Reserve Adjusted LIBOR Rate;

	"Inventory" means:

	(a)     any of the Buckeye Division inventory;
	(b)     all goods of the Buckeye Division that are raw materials;
	(c)     all goods of the Buckeye Division that are work in process;
	(d) all goods of the Buckeye Division that are materials used or consumed in the ordinary course of the business of the Buckeye Division;
	(e) all goods of the Buckeye Division that are, in the ordinary course of Company's business, held for sale or lease or furnished or to be furnished under contracts of service; and
	(f) all substitutes and replacements for, and parts, accessories, additions, attachments, or accessions to (a) to
(e) above;

	"LIBOR Advance" means any Advance that bears interest determined with reference to the Reserve Adjusted LIBOR Rate;

	"LIBOR Reserve Requirements" means, for any LIBOR Advance, the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the term of such Advance;

	"Line Facility" means the line of credit held available by Bank for Company evidenced by this note, together with all extensions, renewals, amendments, restatements, and substitutions thereof or therefor, the provisions of which are hereby incorporated by reference as if fully rewritten herein;

	"Maturity Date" means the earlier of (a) the date all Obligations evidenced by this note become due and payable or (b) (1) with respect to any Prime Advance, June 30, 1997, and (2) with respect to any LIBOR Advance, the earlier of (i) June 30, 1997 or (ii) the date selected by Company that ends one, two or three months after the date of the making of such Advance;

	"Obligation" means any present or future obligation, indebtedness, or liability of Company for the Buckeye Division owed to Bank of whatever kind and however evidenced, together with all extensions, renewals, amendments, restatements and substitutions thereof or therefor (including, without limitation, any evidenced by this note or the Line Facility);

	"Prime Advance" means any Advance that bears interest determined with reference to the Prime Rate;

	"Prime Rate" means that interest rate established from time to time by Bank as Bank's Prime Rate, whether or not such rate is publicly announced.
The Prime Rate may not be the lowest interest rate charged by Bank for commercial or other extensions of credit;

	"Qualified Account Receivable" means any account receivable generated by the Buckeye Division which, at all times until it is collected in full, continuously meets the following requirements:

(a) is not subject to any claim for credit, allowance, or adjustment by the account debtor or any set off or counter claim,
(b) arose in the ordinary course of the business of the Buckeye Division from the performance (fully completed) of services or bona fide sale of goods which have been shipped to the account debtor, and not more than ninety (90) days have elapsed since the performance (fully completed) of services or the sale of goods for or to the account debtor,
(c) no notice of the financial impairment of the account debtor has been received by Company,
(d) is not subject to an assignment, pledge, claim, mortgage, lien, or security interest of any type except that granted to or in favor of Bank,
(e) account debtor has not rejected, returned, revoked acceptance of, or refused to accept any of the goods which are the subject of the account receivable,
(f) Company has not received any instrument or chattel paper with respect to or in payment of the account receivable, and
(g) Bank has not determined that the account receivable is unsatisfactory in any respect;

	"Qualified Inventory" means all Inventory allocated to the Buckeye Division, except Inventory which is:

	(a)     located outside the United States;
	(b)     in the possession of a bailee or a third party;
	(c)     work in process;
	(d)     damaged, defective, or obsolete;
	(e)     held by Company or a third party on consignment; or
	(f) Bank has determined that the Inventory is unsatisfactory in any respect;

	"Reserve Adjusted LIBOR Rate" means, with respect to any LIBOR Advance, the rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) equal to the quotient of (a) the rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) at which deposits in United
States dollars are offered at 11:00 a.m. (London, England time) (or as soon thereafter as is reasonably practicable) by prime banks in the London interbank eurodollar market 2 Business Days prior to the day such Advance is made in an amount and with a maturity comparable to the amount and maturity of such Advance, divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the LIBOR Reserve Requirements current on the date 2 Business
Days prior to the day such Advance is made;

	"UCC" means the Ohio Uniform Commercial Code, as amended.

	Company, to the extent permitted by law, waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between Bank and Company arising out of, in connection with, related to, or incidental to the relationship established between Company and Bank in connection with this note or any other agreement, instrument or document executed or delivered in connection therewith or the transactions related thereto. This waiver shall not in any way affect, waive, limit, amend or modify Bank's ability to pursue remedies pursuant to any confession of judgment or cognovit provision contained in this note, or any other agreement, instrument or document related thereto.

WARNING: BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


	COMPANY:                        PUBCO CORPORATION

					By:________________________________
					Title:_____________________________

					And:_______________________________
					Title:_____________________________

	ADDRESS:                        3830 Kelly Avenue
                            					Cleveland, Ohio 44114

           AMENDED AND RESTATED SETURITY AGREEMENT
		           ACCOUNTS RECEIVABLE AND INVENTORY

	WHEREAS, Ribbons, Inc. executed and delivered to Ameritrust Company National Association ("Ameritrust") a Promissory Grid Note dated June 2, 1986, in the maximum principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) ("Original Note");

	WHEREAS, as security for the indebtedness evidenced by the Original Note, Ribbons, Inc. executed a certain Security Agreement in favor of Ameritrust dated May 28, 1985, as amended by an Amendment to Security Agreement dated June 2, 1986 and an Amendment to Security Agreement dated August 5, 1993 (as amended, the "Original Security Agreement");

	WHEREAS, Buckeye Business Products, Inc. is successor by a series of mergers and name changes to Ribbons, Inc.;

	WHEREAS, PUBCO CORPORATION ("Company") is successor by merger to Buckeye Business Products, Inc. and KEYBANK NATIONAL ASSOCIATION (formerly known as Society National Bank) ("Bank") is successor by merger to Ameritrust; and

	WHEREAS, Company executed an Amended and Restated Master Promissory Note on even date herewith in the maximum principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) to reflect the changes agreed to by the Company and Bank.

	NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the Company and Bank hereby mutually agree that the Original Security Agreement shall be restated in its entirety as follows:

	On this ________ day of ______________, 1996, Borrower and Bank, in
consideration of the premises, and the covenants and agreements contained herein, hereby mutually agree as follows:

1.      DEFINITIONS

"Account", "Chattel Paper", "Consumer Goods", "Deposit Account", "Document", "Farm Products", "General Intangible", "Goods", "Instrument", and "Proceeds, have the meanings as set forth in Ohio Revised Code Sections 1309.01-1309.50 inclusive, including any amendments thereof and any substitutions therefor, which definitions are hereby incorporated by reference as though fully rewritten herein.

"Account Debtor" means the Person who is obligated on an Account Receivable.

"Account Receivable" means:

(a)     any account receivable, Account, Chattel Paper, General
Intangible, Document, or Instrument owned, acquired, or received by Borrower's Buckeye Business Products, Inc. division (the
"Buckeye Division),

(b) any other indebtedness owed to or receivable owned, acquired, or received by the Buckeye Division of whatever kind and however evidenced, and

(c) any right, title, and interest in the Buckeye Division's Goods which were sold, leased, or furnished by the Buckeye Division and gave rise to either (a) or (b) above, or both of them. This includes, without limitation,

(1) any rights of stoppage in transit of a Person's sold, leased, or furnished Goods,
(2)     any rights to reclaim a Person's sold, leased, or furnished
Goods, and
(3) any rights a Person has in such sold, leased, or furnished Goods that have been returned to or repossessed by that Person.

"Accounts Receivable Collection Account" means a commercial Deposit Account maintained with Bank for the Buckeye Division by Borrower, without liability by Bank to pay interest thereon, from which account Bank shall have the exclusive right to withdraw funds until all Obligations are paid, performed, and observed in full.

"Bank" means KEYBANK NATIONAL ASSOCIATION, a national banking association whose principal office is located at 127 Public Square, Cleveland, Ohio 44114.

"Borrower" means PUBCO CORPORATION, a corporation incorporated under the laws of the State of Delaware.

"Borrower's Location" means the location of:

(a) The Buckeye Division's place of business, if there is only one such place of business, or

(b) if there is more than one place of business, the place (1) from which the Buckeye Division manages the main part of its business operations, and (2) where Persons dealing with the Buckeye
Division would normally look for credit information.

"Cash Security" means all cash, Instruments, Deposit Accounts, and other cash equivalent, whether matured or unmatured, whether collected or in the process of collection, upon which the Buckeye Division presently has or may hereafter have any claim, that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of Bank.

"Collateral" means:

(a) all of the Accounts Receivable generated by the Buckeye Division, whether now owned or hereafter acquired or received,

(b) all of the Inventory allocated to the Buckeye Division, whether now owned or hereafter acquired,

(c)     all of the Cash Security allocated to the Buckeye Division, and

(d) all of the Proceeds, products, profits, and rents of the Collateral listed in paragraphs (a), (b) and (c) above.

"Event of Default" means the occurrence of any of the events set forth in
Section 7 of the Security Agreement.

"Financial Impairment" means the distressed economic condition of a Person manifested by any one or more of the following events:

(a)     bankruptcy or insolvency of the Person;

(b) the Person ceases, is unable, or admits in writing its inability, to make timely payment upon the Person's debts, obligations, or liabilities as they mature or come due;

(c)     general assignment by the Person for the benefit of creditors;

(d) Person entering into any composition or arrangement with the creditors;

(e) proceedings are instituted by or against a Person for the appointment of any receiver, trustee, or liquidator (1) of or for the Person or (2) of or for all or any substantial part of the Person's property;

(f) proceedings are authorized or instituted by or against a Person under any bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation, or other similar law of any jurisdiction.

"Inventory"  means:

(a)     any inventory allocated to the Buckeye Division,

(b) all Goods allocated to the Buckeye Division that are raw materials,

(c) all Goods allocated to the Buckeye Division that are work in process,

(d) all Goods allocated to the Buckeye Division that are materials used or consumed in the ordinary course of a Person's business,

(e) all Goods allocated to the Buckeye Division that are, in the ordinary course of a Person's business, held for sale or lease or furnished or to be furnished under contracts of service, and

(f) all substitutes and replacements for, and parts, accessories, additions, attachments, or accessions to (a) to (e) above.

"Obligations" means any of the following obligations, whether direct or indirect, absolute or contingent, secured or unsecured, matured or unmatured, originally contracted with Bank or another Person, and now or hereafter owing to or acquired in any manner partially or totally by Bank or in which Bank may have acquired a participation, contracted by the Buckeye Division alone or jointly or severally with another Person:

(a) any and all indebtedness, obligations, liabilities, contracts, indentures, agreements, warranties, covenants, guaranties, representations, provisions, terms, and conditions of whatever kind, now existing or hereafter arising, and however evidenced, that are now or hereafter owed, incurred, or executed by the Buckeye Division to, in favor of, or with Bank (including, without limitation, those as are set forth or contained in, referred to, evidenced by, or executed with reference to, the Security
Agreement, the Promissory Note, any letter of credit agreements, advance agreements, indemnity agreements, guaranties, lines of credit, mortgage deeds, security agreements, assignments, pledge agreements, hypothecation agreements, Instruments, and acceptance financing agreements), and including any partial or total extension, restatement, renewal, amendment, and substitution thereof or therefor;

(b) any and all claims of whatever kind of Bank against the Buckeye Division, now existing or hereafter arising, including, without limitation, any arising out of or in any way connected with warranties made by the Buckeye Division to Bank in connection with any Instrument deposited with or purchased by Bank;

(c)     any and all of Bank's Related Expenses.

"Organization" and "Person" have the meanings as set forth in Ohio Revised Code Section 1301.01, including any amendments thereof and any substitutions therefor, which definitions are hereby incorporated by reference as though fully rewritten herein.

"Promissory Note" means the Amended and Restated Promissory Note of even date herewith in the aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000), and including any partial or total amendment, renewal, restatement, extension, or substitution of or for such note.

"Related Expenses" means any and all costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorney's fees, legal expenses, judgments, suits, and disbursements) incurred by, imposed upon, or asserted against, Bank in any attempt by Bank:

(a) to obtain, preserve, perfect, or enforce the security interest evidenced by (i) the Security Agreement, or (ii) any other pledge agreement, mortgage deed, hypothecation agreement, guaranty, security agreement, assignment, or security instrument executed or given by the Buckeye Division to or in favor of Bank,

(b) to obtain payment, performance, and observance of any and all of the Obligations,

(c) to maintain, insure, collect, preserve, or upon any Event of Default, repossess and dispose of any of the Collateral, or

(d) incidental or related to (a) through (c) above, including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid at the rate payable upon the Promissory Note, but in no event greater than the highest rate permitted by law.

"Security Agreement", means this agreement between Borrower and Bank, and including any partial or total amendment, renewal, restatement, extension, or substitution of or for such agreement.

2.      SECURITY INTEREST IN COLLATERAL

In consideration of and as security for the full and complete payment, performance, and observance of all Obligations, Borrower does hereby (a) grant to Bank a security interest in the Collateral, and (b) assign to Bank all of its right, title, and interest (including, without limitation, all rights to payment) arising under or with respect to all of the Accounts Receivable, whether now owned or hereafter acquired or received by Borrower, but not including any duty, obligation, or liability of Borrower with respect thereto.

3.      WARRANTIES

Borrower represents and warrants to Bank (which representations and warranties shall survive the execution and delivery of the Promissory Note, and the extension of credit) that:

(a) The execution, delivery, and performance hereof are within Borrower's corporate powers, have been duly authorized, and are not in contravention of law or the terms of Borrower's charter, by-laws, or regulations, or of any indenture, agreement, or undertaking to which Borrower is party or by which it is or may be bound;

(b) Except for any security interest granted to or in favor of Bank, Borrower is, and as to Collateral to be acquired after the date hereof will be, the owner of the Collateral free from any claim, lien, encumbrance, or security interest of any type, and Borrower agrees that it will defend, at its sole expense, the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein;

(c) Subject to any limitation stated herein or in connection herewith, all information furnished to Bank concerning Borrower or the

Collateral, is or will be at the time such information is furnished, accurate and correct in all material respects and complete insofar as is necessary to give Bank true and accurate knowledge of the subject matter;

(d) Borrower is the lawful owner of and has full and unqualified right to transfer a security interest in all of the Collateral to Bank.
Such Collateral is not and will not, so long as Borrower has any obligations to Bank, be subject to any financing statement, encumbrance, claim, lien, or security interest of any type except any granted to or in favor of Bank;

(e)     Borrower's Location is 3830 Kelley Avenue, Cleveland, Ohio 44114.

4.      COVENANTS

Borrower undertakes, covenants, and agrees that, until the full and complete payment, performance, and observance of all Obligations, Borrower:

(a)     shall promptly provide Bank with prior written notification of:

(1)     any change in any location where the Buckeye Division's
Inventory is maintained, and any new locations where the Buckeye Division's Inventory is to be maintained,
(2) the location of any new places of business and the changing or closing of any of its existing places of business,
(3)     any change in Borrower's name, and
(4)     any change in the Buckeye Division's Location;

(b) shall at all reasonable times allow Bank by or through any of its officers, agents, employees, attorneys, or accountants to:
(1) examine, inspect, and make extracts from Borrower's books and other records,
(2)     examine and inspect the Inventory wherever located, and
(3) arrange for verification of the Accounts Receivable, under reasonable procedures, directly with Account Debtors or by other methods;

(c)     shall promptly furnish to Bank upon request:

(1) additional information and statements with respect to the Collateral,
(2) Borrower's Instruments, Chattel Paper, Documents, and any other writings relating to or evidencing any of the Accounts Receivable (including, without limitation, computer printouts or typewritten reports listing the current mailing address of all present Account Debtors), and
(3) any other writings and information Bank may reasonably request;

(d) shall upon request of Bank promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, and instruments as Bank may require, including, without limitation, financing statements, so as to completely vest in and ensure to Bank its rights hereunder and in and to the Collateral;

(e) if any of the Accounts Receivable arise out of contracts with or orders from the United States or any of its departments, agencies, or instrumentalities, shall immediately notify Bank in writing of same and shall execute any writing or take any action required by Bank with reference to the Federal Assignment of Claims Act;

(f) hereby authorizes Bank or Bank's designated agent (but without obligation by Bank to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Event of Default), and Borrower shall promptly repay, reimburse, and indemnify Bank for any and all Related Expenses;

(g) shall not, without the prior written consent of Bank grant any consensual or permit to exist any material non-consensual mortgage, encumbrance, security interest, or other lien upon any Collateral except any granted to or in favor of Bank;

(h) shall not use any Collateral in violation of any applicable statute, ordinance, or regulation.

5.      COLLECTIONS AND RECEIPT OF PROCEEDS

(a) Upon the occurrence of any Event of Default, after written notification thereof to Borrower, Bank, or Bank's designated agent, shall have the right and power (as Borrower's hereby constituted and appointed attorney-in-fact), which, being coupled with an interest, shall remain irrevocable until all Obligations are fully and completely paid, performed, and observed, at any time to:

(1) notify the Account Debtors on any or all of the Accounts Receivable of the Bank's security interest in and assignment of those Accounts Receivable upon which the respective
Account Debtors are liable, and to request from such Account Debtors, in Bank's name or in the Buckeye Division's or Borrower's name, information concerning the Accounts
Receivable and amounts owing thereon,
(2) notify purchasers of any or all of the Inventory of Bank's security interest therein, and to request from such Persons, at any time, in Bank's name or in the Buckeye Division's or Borrower's name, information concerning the Inventory and the amounts owing thereon by such purchasers,
(3) notify and require the Account Debtors on any or all of the Accounts Receivable to make payment upon such Accounts
Receivable directly to Bank,
(4) notify and require purchasers of the Inventory to make payment of their indebtedness directly to Bank,
(5) receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in Bank's name, the Buckeye Division's name or the Borrower's name, any and all of the Buckeye
Division's cash, Instruments, Chattel Paper, Documents,
Proceeds of Accounts Receivable, Proceeds of Inventory, collections of Accounts Receivable, and any other writings relating to any of the Collateral theretofore collected, received or retained by Borrower pursuant to Subsection 5(b) below or thereafter collected, received, or retained by Borrower,

(6) exercise any and all of the rights granted Bank in Subsections 5(c) and 5(d) below, and
(7) take such other action with respect to any or all of the Collateral, in such manner and at such times, as Bank may deem advisable, including, without limitation, the following: collection, legal proceedings, compromises, settlements, adjustments, extensions, postponements, exchanges, releases, and sales.

(b) Except as otherwise provided in Subsections 5(a), 5(c), or 5(d), Borrower is authorized (1) to collect and enforce, by all lawful means, all of the Accounts Receivable, and (2) to receive and retain, by all lawful means, any and all Proceeds of all of the Accounts Receivable and Inventory. Borrower shall hold, as trustee upon an express trust for Bank as beneficiary thereof, all such lawful collections of Accounts Receivable and all such lawful
Proceeds of Accounts Receivable and Inventory received by Borrower.
Any costs, liabilities, or expenses incurred by Borrower in the collection or enforcement of such Accounts Receivable, and in the receipt of Proceeds of Accounts Receivable and Inventory shall be borne solely by Borrower. Borrower as trustee shall not commingle such collections of Accounts Receivable and such Proceeds of Accounts Receivable and Inventory with any other property not held in trust for Bank; any property held or commingled with such collections of Accounts Receivable and such Proceeds of Accounts Receivable and Inventory is hereby conclusively established between Borrower and Bank to be collections of Accounts Receivable and Proceeds of Accounts Receivable and Inventory.

(c) With respect to the Buckeye Division's Instruments, Documents, and Chattel Paper:

(1) Upon Bank's written request, Borrower shall immediately deliver or cause to be delivered to Bank all of the Buckeye Division's Instruments, Chattel Paper, and Documents, appropriately endorsed either, at Bank's option, (i) to Bank's order, without limitation or qualification, or (ii) for deposit in the Accounts Receivable collection Account.
Bank, or Bank's designated agent, is hereby constituted and appointed Borrower's attorney-in-fact with authority and power to so endorse any and all Instruments, Documents, and Chattel Paper upon Borrower's failure to do so. Such authority and power, being coupled with an interest, shall be (i) irrevocable until all Obligations are paid, performed, and observed in full, (ii) exercisable by Bank at any time and without any request upon Borrower by Bank to so endorse, and (iii) exercisable in Bank's name or Borrower's name;
(2) Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof;
(3) Bank shall not be bound or obligated to take any action to preserve any rights therein against any prior parties thereto.

(d) Upon Bank's written request, the lawful collection and enforcement of all of the Accounts Receivable and the lawful receipt and retention by Borrower of all Proceeds of all of the Accounts
Receivable and Inventory shall be as Bank's agent. All such collections and Proceeds shall be remitted daily by Borrower to Bank in the form in which they are received by Borrower, either by mailing or by delivering such collections and Proceeds to Bank, appropriately endorsed for deposit in the Accounts Receivable
Collections Account. Bank may, in its sole discretion, at any time and from time to time, apply all or any portion of the collected balance in the Accounts Receivable Collections Account
(allowing one (1) day for collection and clearance of remittances) as a credit against the Obligations. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against Bank on its warranties of collection, Bank may charge the amount of such item against the Accounts Receivable Collections Account or any other Deposit
Account maintained by Borrower with Bank, and, in any event, retain same and Borrower's interest therein as additional security for the Obligations. Bank may, in its sole discretion, at any time and from time to time, release funds from the Accounts
Receivable Collections Account to Borrower for use in the Buckeye
Divsion's business.  The balance in the Accounts Receivable
Collections Account may be withdrawn by Borrower upon termination of the Security Agreement in accordance with Subsection 9(d). At
Bank's written request, Borrower will cause all remittances representing all collections and all Proceeds of the Accounts
Receivable and Inventory to be mailed to a lock box in Cleveland, Ohio, to which Bank shall have access for the processing of such items in accordance with the provisions, terms, and conditions of Bank's customary lock box agreement.

6.      INSURANCE AND USE OF INVENTORY

(a)     Until any Event of Default:

(1) Borrower may retain possession of and use the Inventory in any lawful manner not inconsistent with any applicable terms, conditions, and provisions of:
(i)     the Security Agreement, and
(ii)    any insurance policy thereon.
(2) Borrower may sell or lease the Inventory in the ordinary course of business; provided, however, that a sale or lease in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt, except for transfers in satisfaction of partial or total purchase money prepayments by a buyer in the ordinary course of Borrower's business. Until any Event of Default, Borrower may also use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on the Buckeye Division's business.

(b) Borrower shall obtain, and at all times maintain, insurance upon the Inventory in such form, written by such companies, in such amounts, for such period, and against such risks as may be acceptable to Bank, with provisions satisfactory to Bank for payment of all losses thereunder to Bank and Borrower as their interests may appear (loss payable endorsement in favor of Bank), and, if required by Bank, Borrower will deposit the policies with Bank. Any such policies of insurance shall provide for no less than ten (10) days prior written cancellation notice to Bank. Any sums received by Bank in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of Bank, be applied upon any Obligation whether or not the same is then due and payable, or may be delivered to Borrower for the purpose of replacing, repairing, or restoring its Inventory. Borrower hereby assigns to Bank any return or unearned premium which may be due upon cancellation of any such policies for any reason and directs the insurers to pay Bank any amount so due. Bank, or Bank's designated agent, is hereby constituted and appointed Borrower's attorney-in-fact (either in the name of the Buckeye Division, Borrower or in the name of the Bank) to make adjustments of all insurance losses, sign all applications, receipts, releases, and other papers necessary for the collection of any such loss, and any return of unearned premium, execute proof of loss, make settlements, and endorse and collect all Instruments payable to the Buckeye Division, Borrower or issued in connection therewith. Notwithstanding any action by Bank hereunder, any and all risk of loss or damage to the Inventory to the extent of any and all deficiencies in the effective insurance coverage thereof is hereby expressly assumed by Borrower.



7.      EVENTS OF DEFAULT

Upon the occurrence of any one or more of the following Events of Default, any and all Obligations shall, at the option of Bank and notwithstanding any period of time permitted or allowed by any writing evidencing an Obligation, become immediately due and payable without notice, demand, protest, or presentment, all of which are hereby expressly waived by Borrower:

(a) Failure of Borrower to promptly pay, perform, or observe when due, whether upon demand, at maturity, by acceleration, or otherwise, any of the Obligations;

(b) Failure of Borrower to promptly pay, perform, satisfy, or observe when due, whether upon demand, at maturity, by acceleration, or otherwise, or any event which either results in or would result in (but for waiver by the holder(s) or trustee(s) thereof) the acceleration of the maturity of, any or all of the indebtedness, obligations, liabilities, contracts, indentures, and agreements
(including, without limitation, any and all warranties, covenants, guaranties, provisions, terms, and conditions set forth or contained therein) of whatever kind and however evidenced, owed, incurred, or executed by Borrower, to, in favor of, or with any and all other
Persons, and including any partial or total extension, renewal, amendment, restatement, and substitution thereof or therefor;

(c) Any material warranty, representation, or statement made or furnished to Bank in connection with the Security Agreement, Promissory Note, or any other writing evidencing or given as security for any of the Obligations by or on behalf of the Borrower proves to have been false in any material respect when made, furnished, or at any time thereafter;

(d) Bank shall deem itself insecure in good faith believing that the prospect of payment, performance, or observance of any of the Obligations herein secured is impaired;

(e) Loss, damage, theft, destruction, levy, seizure, or attachment to, of, or upon any material amount of the Collateral, including any attempt to accomplish the foregoing;

(f) Sale, lease, transfer, assignment, encumbrance, or other disposition of any material amount of the Collateral other than in the ordinary course of business, without Bank's prior written authorization therefor, including any attempt to accomplish the foregoing;

(g)     Financial Impairment of Borrower;

(h) Financial Impairment of any endorser, guarantor, or surety upon or for any of the Obligations.


8.      RIGHTS AND REMEDIES UPON EVENT OF DEFAULT

Upon the occurrence of any such Event of Default and at all times thereafter, Bank shall have the rights and remedies of a secured party under the Ohio Uniform Commercial Code in addition to the rights and remedies provided elsewhere within the Security Agreement or in any other writing executed by Borrower. Bank may require Borrower to assemble the Collateral and make it available to Bank at a reasonably convenient place to be designated by Bank. Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Bank will give Borrower reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if such notice is mailed (deposited for delivery, postage prepaid, by U.S. mail) to either, at Bank's option, (1) Borrower's Location set forth in Subsection 3(e) of the Security Agreement (as modified by any change therein which Borrower has supplied in writing to Bank) or (2) Borrower's address at which Bank customarily communicates with Borrower, at least ten (10) days before the time of the public sale or the time after which any private sale or other intended disposition thereof is to be made. At any such public or private sale, Bank may purchase the Collateral. After deduction for Bank's Related Expenses, the residue of any such sale shall be applied in satisfaction of the obligations in such order of preference as Bank may determine. Any excess, to the extent permitted by law, shall be paid to Borrower, and Borrower shall remain liable for any deficiency.

9.      GENERAL

(a) If any provision, term, or portion, of the Security Agreement, (including, without limitation, (1) any indebtedness, obligation, liability, contract, agreement, indenture, warranty, covenant, guaranty, representation, or condition of the Security Agreement made, assumed, or entered into, (2) any act or action taken under the Security Agreement, or (3) any application of the Security Agreement) is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other such provision, term, or portion of the Security Agreement, each of which shall be construed and enforced as if such illegal or invalid provision, term, or portion were not contained in the Security Agreement. Any illegality or invalidity of any application of the Security Agreement shall not affect any legal and valid application of the Security Agreement, and each provision, term, and portion of the Security Agreement shall be deemed to be effective, operative, made, entered into, or taken in the manner and to the full extent permitted by law.

(b) Bank shall not be deemed to have waived any of Bank's rights hereunder or under any other writing executed by Borrower unless such waiver be in writing and signed by Bank. No delay or omission on part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All Bank's rights and remedies, whether evidenced hereby or by any other writing shall be cumulative and may be exercised singularly or concurrently. Any written demands, written requests, or written notices to Borrower that Bank may elect to give shall be effective when deposited for delivery, postage prepaid, by U.S. mail, and addressed either, at Bank's option, to (1) Borrower's Location set forth in Subsection 3(e) of the Security Agreement (as modified by any change therein which Borrower has supplied in writing to Bank) or (2) Borrower's address at which Bank customarily communicates with Borrower. If at any time or times, by assignment or otherwise, Bank transfers any of the Obligations or any part of the Collateral to another person, such transfer shall carry with it Bank's powers and rights under this Agreement with respect to the obligation or Collateral so transferred and the transferee shall have said powers and rights, whether or not they are specifically referred to in the transfer. To the extent that Bank retains any other of the Obligations or any part of the Collateral, Bank will continue to have the rights and powers herein set forth with respect thereto.

(c) The laws of the State of Ohio, without regard to principles of conflict of laws, shall govern the construction of the Security Agreement (including, without limitation, any terms not specifically defined in the Security Agreement that may be so specifically defined pursuant to Ohio Revised Code Sections 1309.01-1309.50 inclusive, and including any amendments thereof or any substitution therefor) and the rights and duties of the parties hereto. The Security Agreement contains the entire agreement between the parties hereto and no oral agreement shall be binding. Borrower agrees that Bank may make a photocopy of the Security Agreement in the ordinary course of business and such photocopy may be used in place of the original of the Security Agreement. A carbon, photographic or other reproduction of the Security Agreement may be used as a financing statement. The Security Agreement shall be binding upon and inure to the benefit of Borrower and Bank and their respective successors and assigns. The rights and powers herein given to the Bank are in addition to those otherwise created or existing in the same Collateral by virtue of other agreements or writings.

(d) The term of the Security Agreement shall commence with the date hereof and shall continue until terminated by either Borrower or Bank. Borrower may terminate the Security Agreement by giving
Bank not less than thirty (30) days prior written notice thereof and by paying, performing, and observing all of the Obligations in full on or before such termination date.

(e) In the Security Agreement, unless the context otherwise requires, words in the singular number include the plural and words in the plural number include the singular.

(f) Borrower hereby releases Bank from and agrees to indemnify and hold harmless Bank, and its officers, agents, and employees for any and all claims of Borrower for damage or loss caused by any act or acts hereunder or in furtherance hereof whether by omission or commission, and whether based upon any error of judgment or mistake of law or fact (except willful misconduct) on the part of Bank, or its officers, agents, and employees.

(g) Bank has the right, in addition to all other rights and remedies available to it, to set off at any time the unpaid balance of the Promissory Note and any other obligations against any indebtedness owing the Buckeye Division by Bank, including, without limitation, all Cash Security.

(h) Bank is hereby authorized to fill in all blank spaces herein, to correct patent errors herein, to complete or correct the description of the Collateral, and to date the Security Agreement.

(i) Except as expressly authorized in the Security Agreement, Bank's right to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of Bank to Borrower's sale, exchange, collection, or other disposition of any or all of the Collateral.

	BORROWER, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN BANK AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATING TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE SECURITY AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED AND DELIVERED BY BORROWER TO BANK."



	IN WITNESS WHEREOF, the parties hereto have caused the security agreement to be executed on the day and year first above written.

			BORROWER:               PUBCO CORPORATION

						By:_________________________________
						Title:_______________________________

						And:_______________________________
						Title:_______________________________

			BANK:           KEYBANK NATIONAL ASSOCIATION

						By:_______________________________
						Title:______________________________